Exhibit 10.1

AMENDMENT TO

NON-QUALIFIED STOCK OPTION GRANT

THIS AMENDMENT TO NON-QUALIFIED STOCK OPTION GRANT (this “Amendment”) is made and entered into effective as of                     , 2007 by and between CHENIERE ENERGY, INC., a Delaware corporation (the “Company”), and each of the undersigned optionees (“Optionee”).

WHEREAS, the Company has previously granted to Optionee certain Non-Qualified Stock Options (the “Options”) to purchase shares of the Company’s common stock, $.003 par value per share, subject to the terms and conditions of the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”), and as provided in a Non-Qualified Stock Option Grant described on Exhibit A attached hereto (the “Stock Option Grant”) previously executed by the Company and Optionee;

WHEREAS, pursuant to Section 2.4 of the Plan, the Company and Optionee desire to amend the Stock Option Grant in order to provide for accelerated vesting upon certain conditions in accordance with the terms of the Plan;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. Paragraph IV of the Stock Option Grant is hereby deleted in its entirety and the following shall be added in its place:

“IV. Forfeiture of Options; Acceleration of Vesting. If Optionee’s employment or other service with the Company or any subsidiary shall be terminated for any reason, any Options not then vested shall not vest (except as otherwise provided herein), shall be forfeited back to the Company and shall be available for re-issuance under the Plan; provided, however, that any such Options not then vested shall vest upon (i) termination, removal or resignation of Optionee for any reason within one (1) year from the effective date of a Change of Control, or (ii) death or Disability of Optionee. Optionee shall have six (6) months after termination from employment or service during which to exercise any Options which are exercisable as of the date of termination whether through acceleration, as provided above, or through the vesting schedule applicable to this grant. Any Options not exercised within such six-month period shall terminate, shall be forfeited back to the Company and shall be available for re-issuance under the Plan.”

2. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings as set forth in the Stock Option Grant and the Plan.

3. Except as modified and amended in this Amendment, the Stock Option Grant shall remain in full force and effect.

4. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment has been entered into and is effective as of the date set forth above.

COMPANY:
Cheniere Energy, Inc.

By:
Name:
Title:

AMENDMENT TO

NON-QUALIFIED STOCK OPTION GRANT

OPTIONEE:

By:
Name: